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                                  EXHIBIT 23.1

                         CONSENT OF PRICE WATERHOUSE LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Medaphis Corporation of our report dated January 27, 1998, which appears on page F-1 of Medaphis Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-30 of such Annual Report on Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Atlanta, GA
February 13, 1998